UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/29/2009

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 29, 2009, UMB Financial Corporation (the "Company") announced the promotion of Michael D. Hagedorn, the Chief Financial Officer, to the position of Vice Chairman, Chief Financial Officer and Chief Administrative Officer effective November 1, 2009. In addition to his duties as Chief Financial Officer, Mr. Hagedorn will oversee additional financial, administrative and legal areas within the Company and its subsidiaries. Mr. Hagedorn has been Chief Financial Officer of the Company since March 2005. Prior to joining the Company, he served as Senior Vice President, Chief Financial Officer and Group Finance Manager for Wells Fargo Bank Iowa, N.A. The Compensation Committee of the Board of Directors has approved a $10,000 increase in Mr. Hagedorn's annual salary in conjunction with the promotion.

On October 29, 2009, the Company also announced the promotion of Clyde Wendel, President of Asset Management and a named executive officer of the Company, to the position of President and Chief Executive Officer of Personal Financial Services effective November 1, 2009. In his new position, Mr. Wendel will manage all areas of Personal Wealth Management, Consumer Banking, and Corporate Trust for the Company. Mr. Wendel received a grant of 8,335 shares of service based restricted stock in conjunction with this promotion. The restricted shares will vest in full on October 29, 2012. These shares were issued under the 2005 UMB Financial Corporation Long Term Incentive Compensation Plan, as amended, and are subject to all terms of such plan. A copy of the plan was filed with the Company's Proxy Statement filed with the Securities and Exchange Commission on March 17, 2008.

A copy of the press release announcing the promotions of Mr. Hagedorn and Mr. Wendel is attached as Exhibit 99.1

Item 7.01.    Regulation FD Disclosure

During the Company's regular quarterly earnings conference call held on October 28, 2009, the Company's executives received a question concerning the current level of shared national credits. The Company would like to clarify that, as of September 30, 2009, it participates in national credits with commitments of approximately $1.3 billion and $335 million currently outstanding. The Company is the lead bank on two of the national credits of which the Company's combined total commitment is $70.5 million.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release announcing the promotions of Michael Hagedorn and Clyde Wendel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: October 30, 2009	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Hagedorn Wendel Press Release